                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant  [X]

Filed by the Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                         GREENE COUNTY BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

     $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2.   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4.   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5.   Total fee Paid:

          ----------------------------------------------------------------------

     Fee paid previously with preliminary materials:

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.   Amount previously paid:
                            ----------------------------------------------------

2.   Form, Schedule or Registration Statement No.:
                                                  ------------------------------
3.   Filing Party:
                  --------------------------------------------------------------
4.   Date Filed:
                ----------------------------------------------------------------

               [LETTERHEAD OF GREENE COUNTY BANCSHARES GOES HERE]

                                  April 3, 2000

Dear Shareholder:

        We invite you to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Greene County Bancshares, Inc. (the "Company") to be held at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee, on Monday, April 24, 2000 at 11:00 a.m., local time.

        The Annual Meeting has been called for the election of directors. Enclosed is a proxy statement, a proxy card and the Company's Annual Report to Shareholders for the 1999 fiscal year. Directors and officers of the Company as well as representatives of PricewaterhouseCoopers, the Company's independent auditors for the 1999 fiscal year, will be present to respond to any questions shareholders may have.

        YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

        Thank you for your cooperation and your continuing support.

                 Sincerely,

                 /s/ RALPH T. BROWN        /s/ R. STAN PUCKETT
                 ---------------------     ------------------------
                 Ralph T. Brown            R. Stan Puckett
                 Chairman of the Board     President and Chief Executive Officer

                         GREENE COUNTY BANCSHARES, INC.
                              100 NORTH MAIN STREET
                          GREENEVILLE, TENNESSEE 37743
                                 (423) 639-5111


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 24, 2000


        NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders (the "Annual Meeting") of Greene County Bancshares, Inc. (the "Company") will be held on Monday, April 24, 2000 at 11:00 a.m., local time, at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee.

        A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

        The Annual Meeting is for the purpose of considering and acting upon the following matters:

        (1)    to elect five directors of the Company; and

        (2) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

        NOTE: The Board of Directors is not aware of any other business to come before the Annual Meeting.

        Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournments, the Annual Meeting may be adjourned. Shareholders of record at the close of business on March 29, 2000 will be entitled to vote at the Annual Meeting and any adjournments thereof.

        You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and choose to vote in person at the Annual Meeting.

                       BY ORDER OF THE BOARD OF DIRECTORS

                       /s/ DAVIS STROUD
                       --------------------------
                       Davis Stroud
                       Secretary

Greeneville, Tennessee
April 3, 2000

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE, AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                 PROXY STATEMENT

                                       OF

                         GREENE COUNTY BANCSHARES, INC.
                              100 NORTH MAIN STREET
                          GREENEVILLE, TENNESSEE 37743
                                 (423) 639-5111

                             ----------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 24, 2000


                                     GENERAL

        This Proxy Statement is furnished to shareholders of Greene County Bancshares, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors to be used at the 2000 Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held on Monday, April 24, 2000 at 11:00 a.m., local time, at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee. The accompanying Notice of Annual Meeting and form of proxy and this Proxy Statement are first being mailed to shareholders on or about April 3, 2000.

                       VOTING AND REVOCABILITY OF PROXIES

        If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR ELECTION OF FIVE NOMINEES AS DIRECTORS OF THE COMPANY. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person or a director where the nominee is unable to serve or for good cause will not serve, and with respect to any other matter presented to the Annual Meeting if such notice has not been delivered to the Company in accordance with the Company's Bylaws. If any other matters are properly brought before the Annual Meeting as to which proxies confer discretionary authority, the persons named in the proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors. Except for procedural matters incident to the conduct of the Annual Meeting, the Company does not know of any other matters that are to come before the Annual Meeting. Proxies marked as abstentions and shares held in street name which have been designated by brokers on proxies as not voted will not be counted as votes cast. Such proxies will be counted for purposes of determining a quorum at the Annual Meeting.

        Shareholders who execute proxies may revoke them at any time prior to their exercise by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Please note that the mere presence of a shareholder at the Annual Meeting will not, by itself, automatically revoke such shareholder's proxy.

                                VOTING SECURITIES

        The securities that may be voted at the Annual Meeting consist of shares of the Company's common stock, par value $10.00 per share (the "Common Stock"). Each share entitles its owner to one vote on all matters. Persons who held shares of Common Stock on March 29, 2000 (the "Record Date") are entitled to vote at the Annual Meeting. The number of shares of Common Stock outstanding as of the Record Date was 1,363,043.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Persons and groups beneficially owning more than 5% of the Common Stock are required under federal securities laws to file certain reports with the Securities and Exchange Commission ("SEC") detailing their ownership. The following table sets forth the amount and percentage of the Common Stock beneficially owned by any person or group of persons known to the Company to be a beneficial owner of more than 5% of the Common Stock as of the Record Date.

                                                Amount and Nature of      Percent of
                     Name and Address of        Beneficial Ownership     Common Stock
                       Beneficial Owner                  (a)              Outstanding
                  ---------------------------   ---------------------- ------------------
                  Phil M. Bachman
                  1330 E. Allen Bridge Road
                  Greeneville, Tennessee 37743      141,807(b)             10.40%

(a) For purposes of this table, an individual is considered to "beneficially own" any share of Common Stock which he or she, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (1) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (2) investment power, which includes the power to dispose, or to direct the disposition of, such security. In addition, an individual is deemed to be the beneficial owner of any share of Common Stock of which he has the right to acquire voting or investment power within 60 days of the Record Date.

(b) Includes 5,153 shares of Common Stock held directly or indirectly by Mr. Bachman's wife as to which Mr. Bachman disclaims beneficial ownership. Had such shares not been included, Mr.Bachman's ownership percentage would have been 10.06%.

        The following table sets forth, as of the Record Date, certain information known to the Company as to Common Stock beneficially owned by each director and executive officer of the Company and by all directors and executive officers of the Company as a group.

                                                 Amount and Nature of               Percent of
                                                 Beneficial Ownership              Common Stock
   Name and Position                                    (a)(b)                      Outstanding
   -----------------------------------------------------------------------------------------------
   Ralph T. Brown, Chairman of the Board                17,860                          1.31%
   R. Stan Puckett, President, Chief
       Executive Officer and Director                   20,100 (c)                      1.47
   Davis Stroud, Secretary and
   Director                                              4,578                          *
   Phil M. Bachman, Director                           141,807 (d)                     10.40
   Terry Leonard, Director                              10,858                           *
   James A. Emory, Director                             10,018                           *
   W.T. Daniels, Director                                1,500                           *
   Charles S. Brooks, Director                              90                           *
   J.W. Douthat, Director                                5,168                           *
   Jerald K. Jaynes, Director                            1,650                           *
   H.J. Moser, III, Director                             2,100                           *
   William F. Richmond, Senior Vice
       President and Chief Financial Officer               589 (e)                       *
   All directors and executive
   officers as a group (12 persons)                    216,318                         15.79%

                                                                        (Footnotes on following page)

--------------

*    Less than 1% of the outstanding Common Stock.

(a) For the definition of "beneficial ownership," see Note (a) to the above table.

(b) Includes shares owned directly by directors and executive officers of the Company as well as shares held by their spouses and children, trusts of which certain directors are trustees and corporations in which certain directors own a controlling interest. Includes shares of Common Stock subject to outstanding options which are exercisable within 60 days of the Record Date.

(c) Includes options to acquire 7,200 shares of Common Stock currently exercisable by Mr. Puckett at an exercise price equal to 150% of the book value of the Common Stock at the date of grant (a weighted average price of approximately $58.60 per share).

(d) Includes 5,153 shares of Common Stock held directly or indirectly by Mr. Bachman's wife as to which Mr. Bachman disclaims beneficial ownership. Had such shares not been included, Mr. Bachman's ownership percentage would have been 10.06%.

(e) Includes options to acquire 489 shares of Common Stock currently exercisable by Mr. Richmond at an exercise price equal to the estimated fair market value of the Common Stock at date of grant (a weighted average exercise price of approximately $88.62).


                       PROPOSAL 1 -- ELECTION OF DIRECTORS

        The Company's Board of Directors is currently composed of 11 members, all of whom are listed in the table below. The Company's Amended and Restated Charter requires that directors be divided into three classes, as nearly equal in number as possible, the members of each class to serve for a term of three years and until their successors are elected and qualified, with one-third of the directors elected each year. The Board of Directors, acting in its capacity as a nominating committee, has nominated for election as directors, W.T. Daniels, R. Stan Puckett, Davis Stroud, H.J. Moser, III and Charles S. Brooks, each of whom are currently members of the Board, to serve until his respective successor is elected and qualified. Messrs. Daniels, Stroud, Brooks and Moser are standing for election to a three-year term, and Mr. Puckett is standing for election to a two-year term. Under Tennessee law, directors are elected by a plurality of the votes cast at an election.

        It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of each of the nominees. If any nominee is unable to serve, the shares represented by all properly executed proxies which have not been revoked will be voted for the election of a substitute nominee as the Board of Directors may recommend. In the alternative, the Board of Directors may, at its discretion, reduce its size to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unable to serve.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION AS DIRECTORS OF ALL THE NOMINEES LISTED BELOW.

        The following table sets forth certain information with respect to each of the Company's current directors whose term of office as a director will or, assuming re-election, is expected to continue after the Annual Meeting. Each of the Company's directors also currently serves as a director of Greene County Bank (the "Bank"), the wholly owned subsidiary of the Company. There are no arrangements or understandings between the Company and any director pursuant to which such person has been selected as a director or nominee for director of the Company, and no director or nominee is related to any other director, nominee or executive officer by blood, marriage or adoption.

                                                             Current Term
 Name                          Age(a)  Director Since (b)      to Expire     Previous Five-Years Business Experience
 ----                          ------  ------------------      ---------     ---------------------------------------
                    BOARD NOMINEE FOR TERM TO EXPIRE IN 2002

R. Stan Puckett                  43        1989              2000             President and Chief Executive
                                                                              Officer  of the Company and the Bank



                   BOARD NOMINEES FOR TERMS TO EXPIRE IN 2003

W.T. Daniels                     55        1987              2000             Property management
Davis Stroud                     66        1989              2000             Secretary of the Company and the Bank
                                                                              Retired; former Executive Vice
                                                                              President of the Company and the Bank
Charles S. Brooks                61        1990              2000             Chairman of the Board, McInturff,
                                                                              Milligan & Brooks (insurance agency)
H.J. Moser, III                  52        1999              2000             President, Tennessee Valley
                                                                              Resources, Inc. (limestone and
                                                                              sand distributor)

                   DIRECTORS CONTINUING IN OFFICE

Phil M. Bachman                 62        1968               2001             President, Bachman-Bernard Motors
                                                                              (automobile dealer)
Terry Leonard                   61        1975               2001             Owner/Operator, Leonard & Associates
                                                                              (manufacturing)
Ralph T. Brown                  67        1979               2001             Dentist; retired 1996
James A. Emory                  66        1983               2001             Retired; former President, J.A.E.
                                                                              Foods, Inc. (restaurant management)
J.W. Douthat                    69        1990               2002             Retired; former President, Tri
                                                                              State Tractor & Turf (tractor and
                                                                              farm equipment dealer)
Jerald K. Jaynes                62        1992               2002             Retired; former President & CEO,
                                                                              Unaka Co. Inc. (manufacturing)

--------------
(a) As of December 31, 1999.
(b) Indicates year that director first served as a director of either the Company or the Bank.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Company conducts its business through meetings of the Board of Directors. There are no standing committees of the Board of Directors of the Company. The business of the Bank is conducted through its Board of Directors, which met thirty times in 1999, twelve of which were regular meetings and twelve of which were specially called meetings, and also held six meetings via telephone. Each member of the Board of Directors of the Company and of the Bank attended at least 75% or more of the aggregate of (a) the total number of meetings of the boards of directors and (b) the total number of meetings held by all committees on which they served.

        The Board of Directors of the Company acts as a nominating committee for selecting management's nominees for election as directors. Nominations may also be made by shareholders, provided such nominations are made in writing and submitted to the Secretary or the President of the Company in accordance with the Company's Amended and Restated Charter. During 1999, the Board of Directors met once in its capacity as a nominating committee.

        The Audit Committee of the Bank also serves as the audit committee for the Company. The Audit Committee of the Bank consists of Messrs. Leonard, Brown, Bachman and Jaynes (Chairman). For 2000, Mr. Jaynes will continue to serve as Chairman of the Audit Committee. This committee meets quarterly to (1) monitor the accounting and financial reporting practices of the Company, and (2) determine whether the Company has adequate administrative, operating and internal accounting controls. This committee met four times during 1999 in its capacity as the audit committee for the Company.

        The Bank's Compensation Committee also serves as the compensation committee for the Company. The Compensation Committee consists of Messrs. Leonard (Chairman), Brown, Bachman, Brooks, Daniels and Douthat. It meets periodically to evaluate the compensation and fringe benefits of the directors, officers and employees of the Bank and the Company and recommend changes to the respective Boards of Directors. The Compensation Committee met three times during 1999.

DIRECTORS' COMPENSATION

        Directors of the Company are compensated in their capacity as such at $400 for each quarterly meeting of the Company's Board of Directors. During 1999, the Company's Board of Directors met four times.

        Directors of the Company are also directors of the Bank and are compensated by the Bank in their capacity as directors of the Bank. Directors of the Bank receive $400 for each regular monthly Board meeting attended, plus payment of such fee for up to two absences during a year, and $400 for each specially called meeting attended, which amount was increased from $200 effective January 2000. Each Bank director also receives an annual retainer fee of $6,000, paid in equal quarterly amounts. Members of the Executive Committee of the Bank's Board of Directors also receive $435 for each twice-monthly meeting of the Committee and the two permanent members of the Committee receive an annual retainer of $1,500. Members of the Bank's Audit Committee received $200 for each quarterly meeting. Compensation for all other committee meetings is $200.

        In January 1993 the Bank established a deferred compensation plan (the "Plan") pursuant to which directors may elect to defer receipt of a portion of their fees by entering into deferred fee agreements with the Bank. The agreements also provide for payment of benefits under certain events of disability, early retirement, termination of employment or death. The Bank is the beneficiary of life insurance acquired with respect to participating directors for purposes of the Plan.

        On February 23, 1999, the Bank revised the terms of the Plan. The revisions allow the participation of directors that had previously elected not to defer, increased the maximum limit of fees that may be deferred, and increased the rate of return on deferred amounts during the period prior to retirement from the prime rate, adjusted annually, to a fixed rate of ten percent (10%). The Bank acquired additional life insurance with respect to these participating directors. The Bank paid $2,156,733 in 1999 as a result of the Plan's revision in 1999. As of March 2000, all directors were participating in this Plan.

EXECUTIVE COMPENSATION AND OTHER  BENEFITS

            SUMMARY COMPENSATION TABLE. The following table sets forth cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and each of the other executive officers of the Company. No other officer of the Bank serves as an executive officer of the Company.

                                                          Annual Compensation
                                              -------------------------------------------
                                                                            Other Annual
 Name and Principal Position     Year         Salary       Bonus(a)       Compensation(b)
 ---------------------------     ----         ------       --------       ---------------
R. Stan Puckett                  1999        $190,000       $69,500              --
   President and                 1998         176,400        61,500              --
   Chief Executive               1997         168,000        43,500              --
   Officer of the
   Company and
   the Bank

Davis Stroud                     1999        $160,000       $36,500              --
   Executive Vice                1998         140,910        31,500              --
   President,                    1997         128,000        26,500              --
   Secretary of the
   Company and
   the Bank(f)

William F. Richmond              1999         $88,900       $21,500              --
   Senior Vice                   1998          85,072        14,000              --
   President and Chief           1997          81,600        11,500              --
   Financial Officer
   of the Company
   and the Bank

                                                 Long-Term Compensation
                               ---------------------------------------------------------
                                                  Awards                       Payouts
                               -------------------------------------------  ------------
                                 Restricted          Securities Underlying
 Name and Principal Position   Stock Award(s)           Options/SARs(#)     LTIP Payouts   All Other Compensation (c)
 ---------------------------   --------------        ------------------     ------------   --------------------------
R. Stan Puckett                       --                  1,800(d)               --              $38,550
   President and                      --                  1,800(d)               --               37,050
   Chief Executive                    --                  1,800(d)               --               35,650
   Officer of the
   Company and
   the Bank

Davis Stroud                          --                    840(e)               --              $38,450
   Executive Vice                     --                    715(e)               --               34,400
   President,                         --                    611(e)               --               33,264
   Secretary of the
   Company and
   the Bank(f)

William F. Richmond                   --                    490(e)               --              $13,335
   Senior Vice                        --                    441(e)               --               12,760
   President and Chief                --                    396(e)               --                6,120
   Financial Officer
   of the Company
   and the Bank

(a) Bonus amounts reflect amounts earned during the stated fiscal year, even if paid in the subsequent fiscal year. All amounts have been restated to reflect this presentation.

(b) Executive officers of the Company receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits in 1999, 1998 and 1997 received by the named executive officers did not exceed 10% of the respective executive's annual salary and bonus.

(c) Reflects contributions by the Company to its retirement plans for the benefit of each named officer and payments of directors' fees to Messrs. Puckett and Stroud. Directors' fees paid to Messrs. Puckett and Stroud were, respectively, $14,550 and $14,450 for 1999, $13,050 and $13,050 for
     1998 and $11,650 and $11,450 for 1997. Contributions to retirement plans made by the Company on behalf of Messrs. Puckett, Stroud and Richmond for the years 1999, 1998 and 1997 are as follows: $24,000 each year for Mr. Puckett; $24,000, $21,137 and $19,215, respectively, for Mr. Stroud; and $13,335, $12,760 and $6,120, respectively, for Mr. Richmond. A portion of such directors' fees is deferred pursuant to agreements entered into individually with an insurance company. In addition, includes $0, $213 and $2,599 paid to Mr. Stroud in 1999, 1998 and 1997, respectively, as commissions on insurance policy sales.

(d) Mr. Puckett is granted options each year to purchase 1,800 shares of Common Stock with an exercise price equal to 150% of the Common Stock's book value at the time of grant and with a term of 10 years. Such options are granted pursuant to a 1989 stock option plan adopted by the Company and as to which Mr. Puckett is the sole participant.

(e) Granted pursuant to the Company's 1995 Stock Option Plan as to which options are granted with an exercise price equal to fair market value at date of grant and are exercisable for ten years from date of grant.

(f)  Mr. Stroud retired from the Company and the Bank as of January 3, 2000.

     OPTION GRANTS IN FISCAL YEAR 1999. The following table contains information concerning the grant of stock options to Mr. Puckett under a 1989 stock option plan and to Mr. Stroud and Mr. Richmond under the 1995 Stock Option Plan. Neither plan provides for the grant of stock appreciation rights.

                               Number of
                               Securities          Percent of Total
                               Underlying         Options Granted to
                            Options Granted      Employees in Fiscal      Exercise Price                             Grant Date
         Name               Number of Shares             Year              ($ per share)      Expiration Date      Present Value
         ----               ----------------             ----              -------------      ---------------      -------------
R. Stan Puckett                    1,800(a)             18.85%             67.05                    12/09           $ 155,124(b)
Davis Stroud                         840                 8.80%            150.00                    12/09           $  29,644(b)
William F. Richmond                  490                 5.13%            150.00                    12/09           $  17,292(b)

(a) Options are granted with an exercise price equal to 150% of the book value of the underlying stock on the date of grant.

(b) Represents the present value of the option at the date of grant as determined using the Black-Scholes option pricing model. In calculating the present value of the option grant, the following assumptions were utilized:
     (i) the current market price of the underlying Common Stock at the date of grant was $150.00; (ii) the continuously compounded risk-free rate of return expressed on an annual basis was 6.45%; (iii) the risk of the underlying Common Stock, measured by the standard deviation of the continuously compounded annual rate of return of the Common Stock, was 10.07%; and (iv) dividends on the underlying Common Stock increased at an annual rate of 15%. These assumptions are used for illustrative purposes only. No assurance can be given that actual experience will correspond to the assumptions utilized.

     AGGREGATED OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES. The following table sets forth information concerning the value of options held by the named executive officers at the end of the fiscal year.

                                                                    Number of Securities
                                                                   Underlying Unexercised         Value of Unexercised
                                                                 Options at Fiscal Year End      In-the-Money Options at
                            Shares Acquired         Value        Exercisable/Unexercisable         Fiscal Year End (a)
              Name          on Exercise (#)     Realized ($)         (Number of Shares)         Exercisable/Unexercisable
              ----          ---------------     ------------         ------------------         -------------------------
R. Stan Puckett                   --                 --             7,200  /  --                    $658,080 /  $ --
Davis Stroud                     1,059             105,179          1,248  /  2,148                  $90,365 /  $68,698
William F. Richmond               --                 --               489  /  1,243                  $30,014 /  $36,944

(a) Represents the difference between fair market value of underlying Common Stock at year-end (based on the most recent sales price known to management) and the exercise price. Options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the Option and out-of-the-money if the exercise price of unexercisable options exceeds current fair market value.

     RETIREMENT PLANS. The Company maintains a contributory Profit Sharing Plan ("PSP") and a non-contributory Money Purchase Plan ("MPP") covering certain employees with more than one year of service.

     Employees participating in the PSP may contribute up to 10% of their monthly salary, with the Company contributing 3% of participating employees' salary (not to exceed 10% of profit before taxes). Employees of the Bank, but not its subsidiaries, participate in the MPP, in which the Company contributes 12% to fund the MPP. The 3% Company contribution to the PSP vests immediately, while the 12% Company contribution to the MPP vests after two years of employment.

     Contributions in the amount of $24,000, $24,000 and $13,335 were made for the accounts of Messrs. Puckett, Stroud and Richmond, respectively, under both retirement plans in 1999. Mr. Puckett, Mr. Stroud and Mr. Richmond are fully vested under the Plan.

     EMPLOYMENT CONTRACTS. The Company entered into an employment agreement with Mr. Puckett effective January 23, 1996, without any specified term, to serve as President and Chief Executive Officer of the Company. The agreement, which is terminable by either party at any time, provides for a base salary plus directors' fees, life insurance, participation in benefit plans and other fringe benefits. If Mr. Puckett's employment is not continued by mutual agreement following a merger or acquisition involving the Company, Mr. Puckett shall be entitled to a payment equal to two years' compensation (defined to include his base salary plus fringe benefits and the value of his stock options). The payment that would be made to Mr. Puckett, assuming his termination of employment under the foregoing circumstances at December 31, 1999, would have been approximately $737,000. This provision may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company.

     The Bank contracted with Mr. Stroud, Executive Vice President of the Bank, to provide for his employment by the Bank at least until reaching the age of 65. Pursuant to such agreement, Mr. Stroud agreed not to compete with the Bank after leaving the employment of the Bank. In consideration of this agreement, the Bank has agreed to pay Mr. Stroud the sum of $16,600 per year for 10 years after his retirement. Mr. Stroud retired on January 3, 2000. In the event Mr. Stroud dies prior to the expiration of the full 10-year term, the remainder of such benefits will be paid to his beneficiaries on the same terms for the remainder of the ten-year term. The Bank maintains a life insurance policy on Mr. Stroud's life as to which the Bank is the beneficiary to pay or reimburse the Bank for these benefits.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executives generally are made by a six-member Compensation Committee of the Board of Directors of the Bank. Each member of the Compensation Committee is a non-employee director and is appointed annually.

     The Committee is responsible for developing and making recommendations to the Board of Directors concerning compensation paid to the Chief Executive Officer and Executive Vice President and, based upon the recommendation of the Chief Executive Officer, all other employees. The Committee is further responsible for administering all aspects of the Company's executive compensation program. Executive compensation is intended to be set at levels that the Compensation Committee believes is consistent with others in the Company's industry, and the Committee also considers general economic conditions and other external factors.

     Base salaries for executive officers are determined initially by evaluating the responsibilities of the position held, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies within the financial services industry. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company and the performance of the executive. Compensation paid during 1999 to executive officers consisted of base salary, bonus, stock options and contributions paid with respect to the Company's retirement plans. It is the philosophy of the Compensation Committee that stock options should be awarded only to the key employees of the Company to promote long-term interests between such employees and the Company's shareholders and to assist in the retention of such employees. For 1999, based on the factors discussed above and a review by the Committee, Mr. Puckett, Mr. Stroud and Mr. Richmond received a 7.7%, 15.5% and 4.5% increase in base pay, respectively. Payments to the Company's retirement plans are made to certain employees on a non-discriminatory basis.

     Messrs. Puckett and Stroud receive bonus awards based upon increases in the per-share price of the Common Stock, return on average equity of the Bank and overall performance reviews. Mr. Richmond receives a bonus award based upon the discretion of the President and Chief Executive Officer of the Company. The bonus awarded to Messrs. Puckett, Stroud and Richmond in 1999 totaled 36.6%, 22.8% and 24.2%, respectively, of their base salaries for 1999.

     The Committee believes that Mr. Puckett's total compensation for 1999 appropriately reflected his contribution to the Company's financial results. The Committee believes that the Company's overall performance was indicative of a well-managed company during a challenging business climate.

COMPENSATION COMMITTEE

Terry Leonard (Chairman)                       Philip M. Bachman, Jr.
Ralph Brown                                    Charles Brooks
J.W. Douthat                                   W.T. Daniels

April 3, 2000

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Leonard, Brown, Bachman, Brooks, Daniels and Douthat.

     Except for Directors Bachman and Brooks, no member of the Compensation Committee of the Board of Directors of the Company was (a) either (i) an officer or employee of the Company or any of its subsidiaries during the fiscal year ended December 31, 1999, (ii) a former officer of the Company or any of its subsidiaries, or (iii) an insider (i.e., director, officer, director or officer nominee, greater than 5% shareholder, or immediate family member of the foregoing) of the Company or any of its subsidiaries that (b) engaged in transactions with the Company or any subsidiary involving more than $60,000 during the fiscal year ended December 31, 1999, except for the transactions described below.

     The Company purchases insurance coverage from McInturff, Milligan and Brooks of which Mr. Brooks is Chairman of the Board. During 1999, premiums totaling $142,855 were paid by the Company to McInturff, Milligan and Brooks. Management believes the fees paid are fair and reasonable and do not exceed those premiums that would be paid to a third party firm.

     The Company purchases vehicles from Bachman-Bernard Motors, as to which Mr. Bachman serves as President. The Company paid Bachman-Bernard Motors $152,201 during 1999, which was for six vehicles. Management believes the price paid was fair and reasonable and does not exceed amounts that would have otherwise been paid in an arm's-length transaction to a third party. The Company also paid premiums during 1999 of $97,962 to Greeneville Insurance Agency, as to which Mr. Bachman is part owner.

CUMULATIVE STOCK PERFORMANCE GRAPH

     The following graph shows the cumulative total return on the Common Stock of the Company over the last five years, compared with (1) the Standard & Poor's Bank Composite Index and (2) the Standard & Poor's Major Regional Bank Index. Cumulative total return on the stock or the index equals the total increase in value since December 31, 1994 assuming reinvestment of all dividends paid into the stock or the index, respectively. The graph was prepared assuming that $100 was invested on December 31, 1994 in the Common Stock and also in the securities included in the indices used for comparison purposes. There is no established public trading market in which shares of the Common Stock are regularly traded, nor are there any uniformly quoted prices for the shares of Common Stock.

                       CUMULATIVE TOTAL SHAREHOLDER RETURN
                  COMPARED WITH PERFORMANCE OF SELECTED INDICES

                        AT DECEMBER 31, 1994 THROUGH 1999

[PERFORMANCE GRAPH]

                                                                       PERIOD ENDING
                                -------------------------------------------------------------------------------------------
Index                            1994            1995             1996            1997             1998              1999
---------------------------------------------------------------------------------------------------------------------------
Greene County
      Bancshares, Inc.            100           123.18           150.91          215.39           252.79            335.91
Standard & Poor's Bank
      Composite Index             100           153.72           211.07          297.74           310.33            262.94
Standard & Poor's Major
      Regional Bank Index         100           151.66           200.81          294.70           318.72            266.88

CERTAIN TRANSACTIONS

     The Company and its subsidiaries have had, and expect to have in the future, transactions in the ordinary course of business with directors and executive officers and members of their immediate families, as well as with principal shareholders. All loans included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with non-affiliated persons. It is the belief of management that such loans neither involved more than the normal risk of collectability nor presented other unfavorable features.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% shareholders are required to furnish the Company with copies of all such reports. Based solely on its review of copies of such reports received by it, or written representations from certain reporting persons that no annual report of change in beneficial ownership is required, the Company believes that, during and with respect to the year ended December 31, 1999, all such filing requirements were complied with, except that Messrs. Puckett, Stroud and Richmond each inadvertently filed one report late, which reports showed the receipt of grants of stock options in 1999.

                              INDEPENDENT AUDITORS

     The Board of Directors has appointed the public accounting firm of PricewaterhouseCoopers to continue as independent auditors for the Company for the fiscal year ending December 31, 2000. PricewaterhouseCoopers served as the Company's independent auditors for the year ended December 31, 1999. A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he so desires.

                              SHAREHOLDER PROPOSALS

     Stockholder proposals for inclusion in the Company's proxy statement and form of proxy statement relating to the Company's 2001 Annual Meeting of Shareholders must be received by December 5, 2000. If the Company is not notified of a stockholder proposal by March 15, 2001, then the Company may have the discretion to vote the proxies against such stockholder proposal, even though such proposal is not discussed in the proxy statement. Stockholder proposals should be addressed to Secretary, Greene County Bancshares, Inc., 100 North Main Street, Greeneville, Tennessee 37743. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy relating to the Company's 2001 Annual Meeting of Shareholders any stockholder proposal that does not satisfy the requirements for inclusion as established by the Securities and Exchange Commission at the time of receipt.

                                  OTHER MATTERS

     The Board of Directors is not aware of any other business to be presented for action by the shareholders at the Annual Meeting other than those matters described in this Proxy Statement and matters incident to the conduct of the Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote such proxy on such matters as determined by a majority of the Board of Directors.

                                  MISCELLANEOUS

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone number without additional compensation.

     The Company's 1999 Annual Report to Shareholders (the "Annual Report"), including financial statements, has been mailed to all persons who were shareholders of record as of the close of business on the Record Date. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as a part of this proxy solicitation material or as having been incorporated herein by reference.

                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 /s/ DAVIS STROUD
                                 ---------------------------
                                 Davis Stroud
                                 Secretary

Greeneville, Tennessee
April 3, 2000


                           ANNUAL REPORT ON FORM 10-K

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO PERSONS WHO WERE SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, GREENE COUNTY BANCSHARES, INC., 100 NORTH MAIN STREET, GREENEVILLE, TENNESSEE 37743 OR BY CALLING (423) 639-5111.

                         GREENE COUNTY BANCSHARES, INC.
                              100 NORTH MAIN STREET
                          GREENEVILLE, TENNESSEE 37743

                     REVOCABLE PROXY FOR THE ANNUAL MEETING
                                 OF SHAREHOLDERS
                                 APRIL 24, 2000

     The undersigned hereby constitutes and appoints Stan Puckett and William F. Richmond, and each of them, the proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of Greene County Bancshares, Inc. (the "Company") to be held at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee on Monday, April 24, 2000 at 11:00 a.m., local time, and any adjournments thereof, and to vote all the shares of stock of the Company which the undersigned may be entitled to vote, upon the following matters.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED HEREIN, AND WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS, IF NO INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN AND TO THE EXTENT THIS PROXY CONFERS DISCRETIONARY AUTHORITY.

            1.          The Election of Directors:  W.T. Daniels, R. Stan Puckett,
                        Davis Stroud, Charles S. Brooks and H.J. Moser, III.

            [  ]        FOR all nominees listed above                        [ ]    WITHHOLD AUTHORITY to
                        (except as marked to the contrary below).                   vote for all nominees listed above.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT THAT NOMINEE'S NAME BELOW.)

            2. The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

-------------------------------------------------------------------------------

            The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of the Shareholders and Proxy Statement and the Annual Report to Shareholders for the fiscal year ended December 31, 1999, and hereby revokes any proxy heretofore given. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE ITS EXERCISE.

Date:
     ------------------------

Signature:
          -------------------


Signature:
          -------------------

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS HEREIN AND RETURN IN THE ENCLOSED ENVELOPE. If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signor is a corporation, please sign the full name by duly appointed officer. If a partnership, please sign in partnership name by authorized person. If shares are held jointly, each shareholder named should sign.